Th i rd Qua r ter 2 024 Ea rnings P resent at io n November 7, 2024

Disclaimer Forward-Looking Statements. This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company’s financial results, future financial position, expected growth of cash flows, business strategy, budgets, projected costs, projected capital expenditures, taxes, plans, objectives, potential synergies, industry trends and growth opportunities. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. While Hydrofarm believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Such forward-looking statements are made only as of the date of this presentation. All of the Company’s SEC filings are available online at www.sec.gov. Hydrofarm undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward- looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Projected Financial Information. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Non-GAAP Financial Information. This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation, and in our related press release attached as an exhibit to our Current Report on Form 8-K filing available online at www.sec.gov. 2

Business Ove rv iew

Third Quarter 2024 Results Net Sales on track to achieve our full year outlook • Tracking toward the middle of our outlook range • Proprietary brands increased as percentage of revenue in Q3’24 vs. Q3’23 • Overall revenue stream was more diverse in Q3’24 vs. Q3’23 Positive Adjusted EBITDA in Q3’24 and in 5 of the last 6 quarters • Adjusted gross profit margin (AGPM%) increased 130 basis points versus Q3’23 • Adjusted SG&A expense (ASG&A$) decreased by 10.7% versus Q3’23 Free Cash Flow was challenging during the quarter • Investment in new distributed brands • Working capital conversion temporarily slowed during the quarter behind integration actions Reaffirming our outlook for 2024 on key metrics Adjusted Gross Profit, Adjusted SG&A, Adjusted EBITDA, and Free Cash Flow are non-GAAP measures. Please see appendix for reconciliation of GAAP to non-GAAP measures. 4

Reminder on 2024 Strategic Priorities ✓ Positioning brand and product portfolio for potential industry catalysts ✓ Focusing on diverse revenue streams ✓ Driving improved sales mix via Proprietary Brands ✓ Continue right-sizing our cost structure ✓ Further improving our Adjusted EBITDA margin 5 Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP measures. Please see appendix for reconciliation of GAAP to non-GAAP measures.

F inancia l Over v iew

Financial Summary Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP measures. Please see appendix for reconciliation of GAAP to non-GAAP measures. 7 Three months ending ($ in thousands) Q3 Q3 Net Sales 54,168 44,009 Adjusted Gross Profit 12,455 10,699 % of Net Sales 23.0% 24.3% Adjusted SG&A 11,960 10,679 % of Net Sales 22.1% 24.3% Adjusted EBITDA 495 20 % of Net Sales 0.9% 0.0% 2023 2024

Solid Adjusted Gross Profit Margin Expansion and Successful Adjusted SG&A Reduction Adjusted Gross Profit, Adjusted EBITDA, and Adjusted SG&A are non-GAAP measures. AGPM% refers to 'Adjusted Gross Profit Margin’. Please see appendix for reconciliation of GAAP to non-GAAP measures. Q3 Adjusted Gross Profit Margin % Higher AGPM% despite lower sales level • Manufacturing consolidation and productivity increases provided savings for us in Q3’24 • Stronger mix of high-margin proprietary brand products Continued reduction in Adjusted SG&A expenses • +11% Adjusted SG&A savings in Q3’24 vs. Q3’23 • Savings experienced against wide variety of SG&A items • Aided by restructuring and cost savings initiatives 8 Q3 Adjusted SG&A

Improvement Trend in Adjusted GPM% and Adjusted SG&A$ Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. AGPM% refers to 'Adjusted Gross Profit Margin'. Please see appendix for reconciliation of GAAP to non-GAAP measures. Quarterly Adjusted Gross Profit Margin Continued Adjusted GPM% improvement • Favorable sales mix, improved productivity and restructuring/related cost savings driving continued improvement in Adjusted GPM% • Q3’24 represents second consecutive quarter with AGPM% > 24.0% Continued Adjusted SG&A savings • Significant reductions in Adjusted SG&A over the past two years • Notable reductions in facility expense, headcount, professional & outside services and insurance expense 9 Basis points (bps) indicates year-over-year rounded increase or decrease Quarterly Adjusted SG&A Expense % indicates year-over-year savings percentage

Liquidity Remains Strong 'Total Debt' is defined as Term Loan debt principal outstanding plus finance leases and other debt. Net Debt, Liquidity and Free Cash Flow are non-GAAP measures. Please see appendix for reconciliation of GAAP to non-GAAP measures. Cash and cash equivalents $24.4MM Total Debt $128.2MM Net Debt $103.8MM Net Cash Used In Operations $(4.5)MM Capital Expenditures $(0.8)MM Free Cash Flow $(5.3)MM 10 Balance Sheet Highlights as of September 30, 2024 Cash Flow Highlights 3 months ended September 30, 2024

Revolving Line of Credit ✓ $35MM Total Facility Size (effective Nov 1, 2024) ✓ $0MM Drawn and $17MM available as of 9/30/24 ✓ Adjusted Term SOFR Rate + grid-based spread ✓ Availability varies with borrowing base ✓ Matures June 2026 Senior Secured Term Loan ✓ $119.6MM in principal outstanding as of 9/30/24 ✓ Adjusted Term SOFR Rate + 5.50% ✓ No financial maintenance covenants ✓ Principal amortizes 0.25% per quarter until October 2028 ✓ Proceeds from asset sales subject to debt payment provisions* ✓ 0% call premium after October 25, 2023 ✓ Matures October 2028 NOTE: Debt maturities schedule includes remaining 2024 estimated long-term debt principal payments (rounded), as of 9/30/2024. * The 2023 Eugene property sale-leaseback and the 2024 IGE Asset Sale are subject to the Term Loan reinvestment provisions, further described in our Form 10-Q and Form 10-K filings. 11 Debt Details Un-utilized Revolving Credit facility and Covenant-light Term Loan that does not mature until 2028

Net Sales1 Adjusted EBITDA 2 Free Cash Flow 3 Decline low to high teens in % terms, tracking toward middle of the range Positive Adjusted EBITDA for the Full Year Positive Free Cash Flow for Full Year • Proprietary brand mix % to increase as % of total sales • Improving revenue diversity • Productivity in manufacturing and distribution centers • SG&A savings to more than offset growth/productivity investments • Minimal non-restructuring inventory reserves or related charges • Further reduce inventory and working capital levels • Capital expenditures, primarily growth/productivity, of between $2.5MM to $3.5MM, compared to prior expectation of $3.5MM to $4.5MM 12 Reaffirming Fiscal 2024 Outlook on Key Metrics Reaffirming 2024 Outlook on Key Metrics

Append ix

Branded manufacturer and distributor serving the CEA market

Adding value within a complex value chain with barriers to entry

Hydrofarm's Value Proposition

Proprietary brands

Over 40 brands, including:

PHOTOBIO, Innovative, Active aqua, roots organics, House & Garden, Aurora Peat Products, GROTEK Science for Plants, HEAVY16

Preferred & Distributed brands

Over 100 brands, including:

FoxFarm, anden, grodan, Hurricane, QUEST, Advanced Nutrients, PRO-MIX

Full Solution Provider

Infrastructure to service 90% of US population within 48 hours

- B2B eCommerce platform
- Just-in-time delivery
- Co-Manufacturing capabilities
- Technical specialists advising customers & end users
- Superior customer service
- Inventory management capabilities

Selling to a fragmented customer base...

Specialty hydroponic retailers

Greencoast Hydroponics, GrowersHouse, GrowGeneration

Garden centers / retail

nurseryland, ACE Hardware, Canadian Tire

eCommerce

amazon, Spreetail, Hydrobuilder

Greenhouse / channel partners

BFG Supply Co., Griffin

...that reaches an evolving mix of end users

Commercial growers

Food & floral: Monterey Mushrooms, Giorgio, 80 Acres Farms, Freight Farms, plenty

Cannabis: Good Day Farm, Dr. Robb Farms, Super Farm

Individuals

Consumer gardeners & hobbyists

Source: Company Information

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Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

($ in thousands)

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Reconciliation of Adjusted Gross Profit:				
Gross Profit (GAAP)	8,519	3,309	30,295	29,163
Depreciation, depletion and amortization	1,603	1,626	4,860	4,907
Restructuring expenses[1]	577	7,444	1,558	9,401
Severance and other[3]	-	76	-	76
Adjusted Gross Profit (Non-GAAP)	10,699	12,455	36,713	43,547
As a percent of net sales:				
Gross Profit Margin (GAAP)	19.4%	6.1%	19.8%	16.3%
Adjusted Gross Profit Margin (Non-GAAP)	24.3%	23.0%	24.0%	24.3%

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Reconciliation of Adjusted SG&A:				
Selling, general and administrative (GAAP)	17,556	19,543	55,836	67,442
Depreciation, depletion and amortization	6,060	6,282	18,464	19,258
Restructuring expenses[1]	79	159	163	401
Stock-based compensation[2]	669	1,031	2,306	4,057
Acquisition and integration expenses	-	39	-	39
Severance and other[3]	69	72	264	956
Adjusted SG&A (Non-GAAP)	10,679	11,960	34,639	42,731
As a percent of net sales:				
SG&A (GAAP)	39.9%	36.1%	36.5%	37.6%
Adjusted SG&A (Non-GAAP)	24.3%	22.1%	22.6%	23.8%

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023	LTM ended September 30, 2024
Reconciliation of Adjusted EBITDA:					
Net loss (GAAP)	(13,146)	(19,884)	(49,204)	(49,598)	(64,419)
Interest expense	3,910	3,963	11,652	11,423	15,671
Income tax expense (benefit)	279	89	865	(82)	734
Depreciation, depletion and amortization	7,663	7,908	23,324	24,165	31,234
Restructuring expenses[1]	656	7,603	1,721	9,802	3,188
Stock-based compensation[2]	669	1,031	2,306	4,057	3,363
Severance and other[3]	69	148	264	1,032	691
Other (income) expense, net[4]	(80)	(402)	(374)	(22)	(470)
Loss on asset disposition[5]	-	-	11,520	0	11,520
Acquisition and integration expenses	-	39	-	39	12
Adjusted EBITDA (Non-GAAP)	20	495	2,074	816	1,524
As a percent of net sales:					
Net loss (GAAP)	-29.9%	-36.7%	-32.2%	-27.6%	
Adjusted EBITDA (Non-GAAP)	0.0%	0.9%	1.4%	0.5%	

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Reconciliation of Free Cash Flow[6]:				
Net cash from operating activities (GAAP)[6]:	(4,467)	7,668	(2,980)	8,629
Capital expenditures of Property, Plant and Equipment (GAAP)	(812)	(750)	(2,622)	(4,056)
Free Cash Flow (Non-GAAP)[6]:	(5,279)	6,918	(5,602)	4,573

1. For the three and nine months ended September 30, 2024, Restructuring expenses related primarily to manufacturing facility consolidations, and the charges incurred to relocate and terminate certain facilities. For the three and nine months ended September 30, 2023, Restructuring expenses related primarily to non-cash inventory markdowns associated with manufacturing facility consolidations, and the charges incurred to relocate and terminate certain facilities in Canada.
2. Includes stock-based compensation and related employer payroll taxes on stock-based compensation for the periods presented.
3. For the three and nine months ended September 30, 2024, Severance and other charges primarily related to estimated legal costs related to certain litigation and severance charges. For the three and nine months ended September 30, 2023, Severance and other charges primarily related to workforce reductions and charges in conjunction with a sale-leaseback transaction during the first quarter of 2023.
4. Other income, net related primarily to foreign currency exchange rate gains and losses and other non-operating income and expenses. For the three and nine months ended September 30, 2023, Other income, net also included charges from Amendment No. 1 to the Term Loan.
5. Loss on asset disposition for the nine months ended September 30, 2024, relates to the IGE Asset Sale.
6. The total gross proceeds associated with the IGE Asset Sale were $8.7 million, of which the Company estimated and classified $5.0 million in Net cash from operating activities, and $3.7 million in Investing activities, as these cash flows were associated with the sale of inventory and property, plant and equipment, respectively. The cash proceeds classified within Net cash from operating activities were partially offset by $1.3 million cash paid to terminate the associated facility lease and cash transaction costs paid during the period. As a result, the Asset Sale contributed an estimated $3.5 million to Net cash from operating activities and Free Cash Flow during the nine months ended September 30, 2024. In addition, in connection with the Asset Sale, the Company paid $0.7 million to terminate certain equipment finance leases and classified this cash outflow within Financing activities for the nine months ended September 30, 2024. In total, the IGE Asset Sale contributed net cash proceeds, after repayment of certain lease liabilities and transaction expenses, of an estimated $6.3 million. In 2023, gross proceeds of $8.6 million received during the nine months ended September 30, 2023 from a sale-leaseback of real estate located in Eugene, Oregon, was classified as a Financing activity and is not reflected in Net cash from operating activities or Free Cash Flow in the prior year period.

We define **Adjusted EBITDA** (non-GAAP) as net loss (GAAP) excluding interest expense, income taxes, depreciation, depletion and amortization, stock-based compensation including employer payroll taxes on stock-based compensation, restructuring expenses, impairments, severance, loss on asset disposition, other income/expense, net, and other non-cash, unusual and/or infrequent costs (i.e., acquisition and integration expenses), which we do not consider in our evaluation of ongoing operating performance.

We define **Adjusted Gross Profit** (non-GAAP) as gross profit (GAAP) excluding depreciation, depletion, and amortization, restructuring expenses, severance and other expenses, and other non-cash, unusual and/or infrequent costs, which we do not consider in our evaluation of ongoing operating performance.

We define **Adjusted SG&A** (non-GAAP) as SG&A (GAAP) excluding depreciation, depletion, and amortization, stock-based compensation including employer payroll taxes on stock-based compensation, restructuring expenses, severance and other expenses, and other non-cash, unusual and/or infrequent costs (i.e., acquisition and integration expenses), which we do not consider in our evaluation of ongoing operating performance.

We define **Free Cash Flow** (non-GAAP) as Net cash from (used in) operating activities less capital expenditures for property, plant and equipment. We believe this provides additional insight into the Company's ability to generate cash and maintain liquidity. However, Free Cash Flow does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt or other cash flows from financing activities or investing activities.

We define **Liquidity** as total cash, cash equivalents and restricted cash, if applicable, plus available borrowing capacity on our Revolving Credit Facility.

We define **Net Debt** as total debt principal outstanding plus finance lease liabilities and other debt, less cash, cash equivalents and restricted cash, if applicable.

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